1001  MCKINNEY
                                                          18th  FLOOR
                                                          HOUSTON, TEXAS 77002

  FRANKLIN,  CARDWELL  &  JONES                           713.222.6025 TELEPHONE
  A  PROFESSIONAL  CORPORATION                            713.222.0938 FACSIMILE

                                                          INTERNET:
                                                          http://www.fcj.com
                                                          ------------------


                                                                     EXHIBIT 5.1

February  20,  2003


21st  Century  Technologies,  Inc.
5050  East  Belknap
Haltom  City,  TX  76117


Gentlemen:

We have acted as counsel to 21st Century Technologies, Inc. (the "Company"), a Nevada corporation, and have participated in the preparation and adoption of Amendment No. 1 to the 21st Century Technologies, Inc. 2002 Directors, Officers and Consultants Stock Option, Stock Warrant and Stock Award Plan (the "Plan") and the preparation of a Registration Statement on Form S-8 (the "Registration Statement") with respect to 9,500,000 shares (the "Shares") of Common Stock, $.001 par value, and 9,500,000 warrants (the "Warrants") to purchase the Common Stock of the Company, to be offered to directors, officers, employees and consultants of the Company pursuant to the Plan.

It is our opinion that the Shares and the Warrants have been duly authorized and that, when issued either pursuant to a grant of a stock award, upon the exercise of an option or the conversion of a warrant granted pursuant to the Plan, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our opinion regarding the legality of Shares and the Warrants.

/s/  Franklin,  Cardwell  &  Jones

Franklin,  Cardwell  &  Jones